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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Retail Ventures, Inc. on Form S-8 (File Nos. 333-100398, 333-70440, 333-45856,
333-45852, 333-66239, 333-15961, 333-15957, 33-95966, 33-80588, 33-78586,
33-50198 and 33-46221) of our report (with an explanatory paragraph regarding adoption of Financial Accounting Standard No. 142) dated April 27, 2004, appearing in the Annual Report on Form 10-K of Retail Ventures, Inc. for the year ended January 31, 2004.

/s/Deloitte & Touche  LLP

Columbus, Ohio
April 27, 2004